UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 6, 2015

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)
Brian Concannon and Haemonetics Corporation (“Haemonetics”) have entered into a separation agreement, dated as of October 6, 2015 (the “Separation Agreement”). Under the terms of the Separation Agreement, Haemonetics agreed, subject to Mr. Concannon’s continued compliance with and nonrevocation of the Separation Agreement, to pay commencing on November 1, 2015:

•	to Mr. Concannon, $655,000, his current annual base salary, in equal installments on Haemonetics’s regular payroll schedule; and

•	for the benefit of Mr. Concannon, the Company portion of the cost of the premium for medical and dental coverage under the Company’s benefit plans during the twelve months ending October 31, 2016.
Under the Separation Agreement, Mr. Concannon agreed to noncompetition and nonsolicitation provisions restricting his activities for a twelve month post-employment period.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is attached to this report:

Exhibit No.    Description

10.1	Separation Agreement, dated as of October 6, 2015, by and between Haemonetics Corporation and Brian Concannon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: October 8, 2015	By	/s/ Christopher Lindop
Christopher Lindop, Executive Vice President
and Chief Financial Officer